EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 94 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated December 31, 2008, which was filed as Exhibit (i) to Post-Effective Amendment No. 91.

/s/ Velvet R. Regan Velvet R. Regan, Esq.

April 27, 2009 Boston, Massachusetts

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